Exhibit 99.1
Monster Worldwide Reports Third Quarter and Nine Months 2010 Results
Bookings of $235 Million Increased 26% Year over Year; Deferred Revenue Improved to $313 Million, an 18% Year over Year Increase
Revenue of $229 Million Increased 7% Year over Year
GAAP Loss of $0.05 per Share Primarily Due to HotJobs Acquisition Costs; Non-GAAP EPS of $0.02
Q4 2010 Bookings Expected to Grow in the Range of 27 — 32% Year over Year
Company Provides 2011 Preliminary Expectations for Bookings and Revenue Growth in the Range of 20 — 25%
New York, October 28, 2010— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the third quarter and nine months ended September 30, 2010. Monster Worldwide completed the acquisition of Yahoo! HotJobs on August 24, 2010 and the Company’s third quarter financial results include approximately five weeks of HotJobs’ results.
Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “Our third quarter results affirm that our strategy is working. We continue to gain momentum across all geographies and major vertical markets — resulting in year over year bookings growth of 26%, or 23% excluding HotJobs, and a sequential improvement in deferred revenue. Our business is growing in large part due to our unrivaled global reach, our portfolio of innovative solutions, and our search products powered by our patented 6Sense® technology.”
The integration process for the HotJobs acquisition is well underway. The combination of Monster and HotJobs expands the Company’s audience of active and passive seekers and delivers greater value to its overall customer base.

Third Quarter Results
Bookings, which represent the dollar value of contractual orders received, and are considered by the Company to be a key indicator of future revenues, increased 26% to $235 million. Excluding HotJobs, bookings were $229 million, a 23% increase from $186 million reported in the third quarter of 2009. Historical data on bookings for prior quarters is available in the Company’s supplemental financial information.
GAAP revenue of $229 million includes a $1.8 million purchase accounting adjustment related to the HotJobs acquisition. Non-GAAP revenue of $231 million, of which $7.7 million is attributed to HotJobs, increased from revenue of $215 in the third quarter of 2009.
Total Careers revenue on a non-GAAP basis was $196 million. Excluding HotJobs revenue of $7.7 million, total non-GAAP Careers revenue was $188 million, an increase of 4% compared to the third quarter of 2009.
Non-GAAP Careers-North America revenue was $109 million. Excluding HotJobs revenue of $7.7 million, non-GAAP Careers-North America revenue was $101 million, an increase of 6% compared to the third quarter of 2009. Careers-International revenue increased 2% to $87 million compared with $85 million in the prior year period. Internet Advertising & Fees revenue of $35 million was flat compared to the third quarter of 2009.
Consolidated GAAP operating expenses were $234 million, including $5.9 million of HotJobs expenses. The net loss was $5.7 million, or $0.05 per share. This compares to net income of $33 million, or $0.27 per share, in the third quarter of 2009, which included a favorable tax adjustment of $31 million, or $0.26 per share.
The loss for the quarter included pre-tax adjustments of $11 million, or $0.06 per share. These items consisted of a $1.8 million reduction to revenue due to the purchase accounting adjustment related to the acquisition of HotJobs; $8.6 million in transaction and integration costs related to HotJobs; $546 thousand representing severance costs associated with global staff reductions; and a $311 thousand net realized gain on certain auction rate securities. These pro forma items are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

Monster Worldwide non-GAAP income was $2.0 million, or $0.02 per share. Non-GAAP income excluding HotJobs was $1.0 million, or $0.01 per share, and thus flat on a year over year basis. On a non-GAAP basis and excluding HotJobs, operating expenses were $219 million or a 4% year over year increase compared to the third quarter of 2009.
Cash and cash equivalents were $167 million compared to $187 million in the third quarter of 2009. The decline in cash and cash equivalents was primarily attributable to the completion of the HotJobs acquisition. Capital expenditures increased to $16 million compared to $12 million in the third quarter of 2009.
Monster Worldwide’s deferred revenue balance at September 30, 2010 was $313 million. Excluding the contribution from HotJobs, the deferred revenue balance at September 30, 2010 was $299 million, compared with $280 million reported for the second quarter of 2010 and $266 million in the third quarter of 2009.
Nine Months Results
Monster Worldwide reported GAAP revenue of $659 million for the first nine months ended September 30, 2010 compared to $692 million in the same period last year, or a year over year decrease of 5%. Monster Careers revenue declined 6% to $560 million compared with $593 million in the 2009 period. Internet Advertising & Fees reported revenue of $99 million, flat with the prior year period. The Company reported a GAAP net loss of $33 million, or $0.27 per share, compared to net income of $21 million, or $0.17 per share, in the prior year period.
Guidance
The Company offered the following business outlook based on current available information and expectations as of October 28, 2010, exclusive of any future acquisitions or dispositions.

Q4 and Full Year 2010
($’s in millions, except per share amounts)

Fourth
	Quarter	Full Year
	2010	2010
Bookings	$328-$342	$990-$1,004
Year Over Year Change	27%-32%	23%-24%

Bookings, excluding HotJobs	$310-$320	$966-$976
Year Over Year Change	20%-24%	20%-21%

Revenue	$258-$272	$919-$933
Year Over Year Change	21%-28%	1%-3%

Revenue, excluding HotJobs	$240-$250	$893-$903
Year Over Year Change	13%-17%	(2%)-0%

Loss/Earnings per Share (non-GAAP)	$0.04-$0.08	($0.09)-($0.05)
Full Year 2011 Preliminary Expectations
The Company offered preliminary expectations for year over year growth in bookings and revenue, inclusive of HotJobs, in the range of 20 — 25%, with at least 50% of the incremental revenue contributing to operating income. The Company expects to provide more detailed guidance for full year 2011 when it reports Q4 2010 results in early 2011.
Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to bookings, revenue or earnings per share for the fourth fiscal quarter of 2010 or the full 2010 and 2011 fiscal years. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call and Webcast
Third quarter 2010 results will be discussed on Monster Worldwide’s quarterly conference call taking place on October 28, 2010 at 5:00 PM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (877) 760-8985 or (706) 758-9636 and reference conference ID# 17956275.
A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed through the Company’s Investor Relations website at http://ir.monster.com.
The Company has also made available certain supplemental financial information which can be accessed through the Company’s Investor Relations website at http://ir.monster.com.
For a replay of the conference call, please dial (800) 642-1687 or (706) 645-9291 and reference ID# 17956275. This number is valid until midnight on November 4, 2010.
Contacts
Investors: Lori Chaitman, (212) 351-7090, Lori.Chaitman@monster.com
Media: Matt Henson, (978) 823-2627, Matthew.Henson@monster.com
About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.
Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: net costs associated with the Company’s historical stock option grant practices; the strategic restructuring actions initiated in the third quarter of 2007; severance charges related to the targeted global headcount reduction; facility charges primarily related to the product and technology global reorganization; the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR and HotJobs; realized gains on marketable securities; acquisition and integration-related costs associated with the acquisition of HotJobs; and a net non-cash benefit relating to the reversal of an income tax liability for uncertain tax positions. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization and non-cash compensation expense. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Bookings represent the dollar value of contractual orders received.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.
Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$228,842	$214,533	$659,064	$691,993

Salaries and related	119,297	112,833	362,713	348,702
Office and general	63,272	59,841	182,326	181,816
Marketing and promotion	51,661	45,757	158,167	164,401
Reversal of legal settlements, net	—	(6,850)	—	(6,850)
Restructuring and other special charges	—	—	—	16,105

Total operating expenses	234,230	211,581	703,206	704,174

Operating (loss) income	(5,388)	2,952	(44,142)	(12,181)

Interest and other, net	(1,286)	(48)	(1,038)	1,231

(Loss) income before income taxes and equity interests	(6,674)	2,904	(45,180)	(10,950)

Benefit from income taxes	(1,823)	(30,891)	(14,831)	(35,463)
Loss in equity interests, net	(873)	(1,044)	(2,511)	(3,473)

Net (loss) income	$(5,724)	$32,751	$(32,860)	$21,040

Basic (loss) income per share	$(0.05)	$0.27	$(0.27)	$0.18

Diluted (loss) income per share	$(0.05)	$0.27	$(0.27)	$0.17

Weighted average shares outstanding:

Basic	120,796	119,473	120,509	119,206

Diluted	120,796	121,676	120,509	120,853

Operating income before depreciation and amortization:

Operating (loss) income	$(5,388)	$2,952	$(44,142)	$(12,181)
Depreciation and amortization of intangibles	16,482	17,419	48,778	50,684
Amortization of stock-based compensation	13,533	10,081	34,677	30,349
Restructuring non-cash expenses	—	—	—	4,721

Operating income before depreciation and amortization	$24,627	$30,452	$39,313	$73,573

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows provided by operating activities:
Net (loss) income	$(32,860)	$21,040

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	48,778	50,684
Reversal of legal settlements, net	—	(6,850)
Provision for doubtful accounts	2,036	8,566
Non-cash compensation	34,677	30,349
Deferred income taxes	(26,094)	5,739
Non-cash restructuring write-offs, accelerated amortization and loss on disposal of assets	163	4,744
Loss in equity interests, net	2,511	3,473
Gains on auction rate securities	(2,415)	—
Changes in assets and liabilities, net of acquisitions:
Accounts Receivable	13,279	127,523
Prepaid and other	108	856
Deferred revenue	(2,586)	(152,688)
Accounts payable, accrued liabilities and other	23,927	(81,468)

Total adjustments	94,384	(9,072)

Net cash provided by operating activities	61,524	11,968

Cash flows used for investing activities:
Capital expenditures	(36,656)	(38,664)
Cash funded to equity investee	(4,424)	(4,953)
Purchase of marketable securities	—	(7,476)
Sales and maturities of marketable securities and other	22,995	3,317
Payments for acquisitions and intangible assets, net of cash acquired	(225,000)	(300)
Dividends received from unconsolidated investee	220	763

Net cash used for investing activities	(242,865)	(47,313)

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on revolving credit facility	90,000	199,203
Payments on borrowings on term loan and revolving credit facility	(5,000)	(256,196)
Proceeds from borrowings on term loan	—	50,000
Excess tax benefits from equity compensation plans	—	12
Tax withholdings related to net share settlements of restricted stock awards and units	(9,804)	(4,304)
Proceeds from the exercise of employee stock options	66	55

Net cash provided by (used for) financing activities	75,262	(11,230)

Effects of exchange rates on cash	(2,655)	11,792

Net decrease in cash and cash equivalents	(108,734)	(34,783)
Cash and cash equivalents, beginning of period	275,447	222,260

Cash and cash equivalents, end of period	$166,713	$187,477

Free cash flow:

Net cash provided by operating activities	$61,524	$11,968
Less: Capital expenditures	(36,656)	(38,664)

Free cash flow	$24,868	$(26,696)

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2010	December 31, 2009

Assets:

Cash and cash equivalents	$166,713	$275,447
Marketable securities, current	—	9,259
Accounts receivable, net	282,274	287,698
Marketable securities, non-current	4,094	15,410
Property and equipment, net	143,973	143,727
Goodwill and intangibles, net	1,193,901	969,621
Other assets	119,154	126,028

Total assets	$1,910,109	$1,827,190

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$213,562	$196,248
Deferred revenue	312,952	305,898
Current portion of long-term debt and borrowings on revolving credit facility	95,000	5,010
Long-term income taxes payable	95,464	87,343
Long-term debt, less current portion	40,000	45,000
Other long-term liabilities	27,398	54,527

Total liabilities	$784,376	$694,026

Stockholders’ equity	1,125,733	1,133,164

Total liabilities and stockholders’ equity	$1,910,109	$1,827,190

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2010	America	International	Fees	Expenses	Total

Revenue	$107,229	$86,683	$34,930		$228,842
Operating income (loss)	18,773	(5,882)	1,880	$(20,159)	(5,388)
OIBDA	29,734	5,170	5,673	(15,950)	24,627

Operating margin	17.5%	-6.8%	5.4%		-2.4%
OIBDA margin	27.7%	6.0%	16.2%		10.8%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2009	America	International	Fees	Expenses	Total

Revenue	$95,204	$84,737	$34,592		$214,533
Operating income (loss)	6,057	(2,181)	5,091	$(6,015)	2,952
OIBDA	16,902	8,154	8,247	(2,851)	30,452

Operating margin	6.4%	-2.6%	14.7%		1.4%
OIBDA margin	17.8%	9.6%	23.8%		14.2%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2010	America	International	Fees	Expenses	Total

Revenue	$301,134	$259,168	$98,762		$659,064
Operating income (loss)	32,455	(23,830)	3,662	$(56,429)	(44,142)
OIBDA	62,230	7,664	14,493	(45,074)	39,313

Operating margin	10.8%	-9.2%	3.7%		-6.7%
OIBDA margin	20.7%	3.0%	14.7%		6.0%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2009	America	International	Fees	Expenses	Total

Revenue	$316,187	$277,000	$98,806		$691,993
Operating income (loss)	17,804	(4,871)	13,574	$(38,688)	(12,181)
OIBDA	51,240	27,289	22,550	(27,506)	73,573

Operating margin	5.6%	-1.8%	13.7%		-1.8%
OIBDA margin	16.2%	9.9%	22.8%		10.6%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30, 2010						Three Months Ended September 30, 2009
						Consolidated
	As	Proforma		Consolidated		Non Gaap ex	As	Proforma
	Reported	Adjustments		Non GAAP	Hotjobs	Hotjobs	Reported	Adjustments		Non-GAAP

Revenue	$228,842	$1,788	b	$230,630	$7,735	$222,895	$214,533	$552	a	$215,085

Salaries and related	119,297	(546	)f	118,751	1,883	116,868	112,833	(5,907	)f	106,926
Office and general	63,272	(8,605	)h	54,667	745	53,922	59,841	(1,333	)c,g	58,508
Marketing and promotion	51,661	—		51,661	3,287	48,374	45,757	—		45,757
Reversal of legal settlements, net	—	—		—	—	—	(6,850)	6,850 d		—

Total operating expenses	234,230	(9,151)		225,079	5,915	219,164	211,581	(390)		211,191

Operating (loss) income	(5,388)	10,939		5,551	1,820	3,731	2,952	942		3,894
Operating margin	-2.4%			2.4%	23.5%	1.7%	1.4%			1.8%

Interest and other, net	(1,286)	(311	)i	(1,597)	(380)	(1,217)	(48)	—		(48)

(Loss) Income before income taxes and equity interests	(6,674)	10,628		3,954	1,440	2,514	2,904	942		3,846

(Benefit from) provision for income taxes	(1,823)	2,903	j	1,080	393	686	(30,891)	31,994	j,k	1,103
Losses in equity interests, net	(873)	—		(873)	—	(873)	(1,044)	—		(1,044)

Net (loss) income	$(5,724)	$7,725		$2,001	$1,047	$955	$32,751	$(31,052)		$1,699

Diluted (loss) earnings per share *	$(0.05)	$0.06		$0.02	$0.01	$0.01	$0.27	$(0.26)		$0.01

Weighted average shares outstanding:
Diluted	120,796	120,796		122,274	122,274	122,274	121,676	121,676		121,676

	Nine Months Ended September 30, 2010						Nine Months Ended September 30, 2009
						Consolidated
	As	Proforma		Consolidated		Non Gaap ex	As	Proforma
	Reported	Adjustments		Non GAAP	Hotjobs	Hotjobs	Reported	Adjustments		Non-GAAP

Revenue	$659,064	$1,788	b	$660,852	$7,735	$653,117	$691,993	2,271	a	$694,264

Salaries and related	362,713	(7,400)	f	355,313	1,883	353,430	348,702	(5,907	)f	342,795
Office and general	182,326	(18,211	)h	164,115	745	163,370	181,816	(6,598	)c,g	175,218
Marketing and promotion	158,167	—		158,167	3,287	154,880	164,401	—		164,401
Reversal of legal settlements, net	—	—		—	—	—	(6,850)	6,850	d	—
Restructuring and other special charges	—	—		—	—	—	16,105	(16,105	)e	—

Total operating expenses	703,206	(25,611)		677,595	5,915	671,680	704,174	(21,760)		682,414

Operating (loss) income	(44,142)	27,399		(16,743)	1,820	(18,563)	(12,181)	24,031		11,850
Operating margin	-6.7%			-2.5%	23.5%	-2.8%	-1.8%			1.7%

Interest and other, net	(1,038)	(2,414	)i	(3,452)	(380)	(3,072)	1,231	—		1,231

(Loss) income before income taxes and equity interests	(45,180)	24,985		(20,195)	1,440	(21,635)	(10,950)	24,031		13,081

(Benefit from) provision for income taxes	(14,831)	7,753	j	(7,078)	393	(7,472)	(35,463)	39,502	j,k	4,039
Losses in equity interests, net	(2,511)	—		(2,511)	—	(2,511)	(3,473)	—		(3,473)

Net (loss) income	$(32,860)	$17,232		$(15,628)	$1,047	$(16,674)	$21,040	$(15,471)		$5,569

Diluted (loss) earnings per share *	$(0.27)	$0.14		$(0.13)	$0.01	$(0.14)	$0.17	$(0.13)		$0.05

Weighted average shares outstanding:
Diluted	120,509	120,509		120,509	122,227	120,509	120,853	120,853		120,853
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:
a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of China HR in Q4 2008.

b	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of HotJobs in Q3 2010.

c	Costs associated with the investigation into the Company’s historical stock option granting practices, net of reimbursements.

d	Costs associated with the legal settlements related to the stock option litigation, net of recoveries.

e
Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

f	Severance charges primarily related to the reorganization of the product & technology groups on a global basis.

g	Charges related to consolidation of certain facilities primarily resulting from the reorganization of the product and technology groups.

h	Acquisition and integration related costs associated with the acquisition of the HotJobs.

i	Net realized gains on available for sale securities.

j
Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

k	Income tax adjustment includes the reversal of income tax reserves for uncertain tax positions.

*	Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2010	America	International	Fees	Expenses	Total

Revenue — GAAP	$107,229	$86,683	$34,930		$228,842
Proforma Adjustments	1,788	—	—		1,788

Revenue — Non GAAP	$109,017	$86,683	$34,930		$230,630

Operating income (loss) — GAAP	$18,773	$(5,882)	$1,880	$(20,159)	$(5,388)
Proforma Adjustments	1,971	306	57	8,605	10,939

Operating income (loss) — Non GAAP	$20,744	$(5,576)	$1,937	$(11,554)	$5,551

Operating margin — GAAP	17.5%	-6.8%	5.4%		-2.4%
Operating margin — Non GAAP	19.0%	-6.4%	5.5%		2.4%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2009	America	International	Fees	Expenses	Total

Revenue	$95,204	$84,737	$34,592		$214,533
Proforma Adjustments	—	552	—		552

Revenue — Non GAAP	$95,204	$85,289	$34,592		$215,085

Operating income (loss) — GAAP	$6,057	$(2,181)	$5,091	$(6,015)	$2,952
Proforma Adjustments	3,462	2,963	1,415	(6,898)	942

Operating income — Non GAAP	$9,519	$782	$6,506	$(12,913)	$3,894

Operating margin — GAAP	6.4%	-2.6%	14.7%		1.4%
Operating margin — Non GAAP	10.0%	0.9%	18.8%		1.8%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2010	America	International	Fees	Expenses	Total

Revenue — GAAP	$301,134	$259,168	$98,762		$659,064
Proforma Adjustments	1,788	—	—		1,788

Revenue — Non GAAP	$302,922	$259,168	$98,762		$660,852

Operating income (loss) — GAAP	$32,455	$(23,830)	$3,662	$(56,429)	$(44,142)
Proforma Adjustments	5,298	2,996	981	18,124	27,399

Operating income — Non GAAP	$37,753	$(20,834)	$4,643	$(38,305)	$(16,743)

Operating margin — GAAP	10.8%	-9.2%	3.7%		-6.7%
Operating margin — Non GAAP	12.5%	-8.0%	4.7%		-2.5%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2009	America	International	Fees	Expenses	Total

Revenue	$316,187	$277,000	$98,806		$691,993
Proforma Adjustments	—	2,271	—		2,271

Revenue — Non GAAP	$316,187	$279,271	$98,806		$694,264

Operating income (loss) — GAAP	$17,804	$(4,871)	$13,574	$(38,688)	$(12,181)
Proforma Adjustments	7,220	15,049	2,031	(269)	24,031

Operating income — Non GAAP	$25,024	$10,178	$15,605	$(38,957)	$11,850

Operating margin — GAAP	5.6%	-1.8%	13.7%		-1.8%
Operating margin — Non GAAP	7.9%	3.6%	15.8%		1.7%